UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)  [___]

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-5160382 (I.R.S. Employer Identification Number)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip Code)

Not applicable
(Name, address and telephone number of agent for service)

BLUE OCEAN RESOURCES PTE. LTD.
(formerly known as CENTRALPROTEINA PRIMA ACQUACULTURE PTE. LTD.)
Guarantors:
PT CENTRAL PROTEINAPRIMA TBK.
PT CENTRALWINDU SEJATI
PT CENTRALPERTIWI BAHARI
PT MARINDOLAB PRATAMA
PT CENTRAL PANGANPERTIWI
(Exact name of obligor as specified in its charter)

Republic of Singapore (for principal obligor) Republic of Indonesia (for guarantors) (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification Number)

Blue Ocean Resources Pte. Ltd. 8 Murray Street, #01-01 Singapore 079522	PT Central Proteinaprima Tbk. PT Centralpertiwi Bahari PT Central Panganpertiwi 19th Floor Wisma GKBI, Jl. Jend. Sudirman No. 28 Jakarta 10210, Indonesia	PT Marindolab Pratama Jl. Modern Industri III Blok A9-10, Nambo Ilir, Kibin, Serang, Indonesia	PT Centralwindu Sejati Jalan Berbek Industri I/24, Brebek, Waru, Sidoarjo, Indonesia

(Address of principal executive offices)

Step Up Rate Guaranteed Senior Secured Notes due 2020
(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York
One State Street, New York, N.Y. 10004-1417 and
Albany, N.Y. 12223

Federal Reserve Bank of New York
33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation
Washington, D.C. 20429

New York Clearing House Association
New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.
A copy of the organization certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly known as Irving Trust Company) as now in effect, which contains a certificate of authority of the trustee to commence business and a grant of powers to the trustee to exercise corporate trust powers.  (See Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735)

4.	A copy of the existing bylaws of the trustee. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173)

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939. (See Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735)

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Singapore and the State of Singapore on the 18th day of February 2013.

THE BANK OF NEW YORK MELLON

By:	/s/ Larissa Lambino
Name: Larissa Lambino
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2012, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,515,000
Interest-bearing balances	105,065,000
Securities:
Held-to-maturity securities	8,701,000
Available-for-sale securities	90,712,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	31,000
Securities purchased under agreements to resell	1,191,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	28,311,000
LESS: Allowance for loan and lease losses	313,000
Loans and leases, net of unearned income and allowance	27,998,000
Trading assets	4,419,000
Premises and fixed assets (including capitalized leases)	1,226,000
Other real estate owned	5,000
Investments in unconsolidated subsidiaries and associated companies	1,046,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,426,000
Other intangible assets	1,493,000
Other assets	13,138,000
Total assets	264,966,000

LIABILITIES
Deposits:
In domestic offices	108,624,000
Noninterest-bearing	69,907,000
Interest-bearing	38,717,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	109,687,000
Noninterest-bearing	8,280,000
Interest-bearing	101,407,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	6,271,000
Securities sold under agreements to repurchase	1,025,000
Trading liabilities	6,204,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,858,000
Not applicable
Not applicable
Subordinated notes and debentures	1,065,000
Other liabilities	9,201,000
Total liabilities	244,935,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,708,000
Retained earnings	9,103,000
Accumulated other comprehensive income	-265,000
Other equity capital components	0
Total bank equity capital	19,681,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	20,031,000
Total liabilities and equity capital	264,966,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Michael J. Kowalski	Directors